Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Section 1350 Certification)
In connection with the Quarterly Report on Form 10-Q of Public Policy Holding Company, Inc. (the “Company”) for the quarter ended September 30, 2026 (the “Quarterly Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Roeland Smits, Chief Financial Officer of the Company, certifies, to the best of his knowledge, that:

1)The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2)The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2026	By:	/s/ Roeland Smits
Roeland Smits
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Quarterly Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.